DELTA WOODSIDE INDUSTRIES, INC.
                           AMENDMENT OF STOCK OPTIONS

                          EXPLANATION AND INSTRUCTIONS

1. Delta Woodside Industries, Inc. (the "Company") is willing to enter into the attached agreement with you in connection with the spin-off of the Delta Apparel and Duck Head businesses.

2. Please read the attached agreement carefully. If you have any questions or feel that you need additional information about the agreement, your stock options, or the spin-off, please contact Jane Greer at (864) 232-8301.

3. Do not date the agreement. Assuming that you sign the agreement, the Company will date the agreement as of the date the Company signs it after you return the agreement to the Company.

4. In general terms, the agreement modifies the terms governing your Delta Woodside stock options to provide the following benefits: (i) the existing terms of your options provide that they expire three months after you terminate employment with the Company, even if the stated expiration date of your options is a later date; the agreement eliminates this three-month expiration provision;
(ii) the agreement will fully vest any of your unvested options and permit you to exercise them at any time on or after June 14, 2000.
     In exchange for these additional benefits, you agree to give up an existing right. Under the existing terms of your options, after the spin-off your options, when exercised, would entitle you to receive not only shares of Delta Woodside Industries, Inc. stock but also shares of Duck Head Apparel Company, Inc. stock and Delta Apparel, Inc. stock. If you sign the agreement, you will give up the right to acquire Duck Head and Delta Apparel stock if you exercise your options after the record date for the spin-off.
     The foregoing description is no way modifies the terms of the agreement, which you should read carefully.


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                         DELTA WOODSIDE INDUSTRIES, INC.
                           AMENDMENT OF STOCK OPTIONS

     This Amendment of Certain Rights and Benefits Relating to Stock Options (this "Agreement") is entered into as of the ____ day of June, 2000 by and between Delta Woodside Industries, Inc. ("DWI") and the undersigned individual ("Option Holder").

WHEREAS, the Option Holder currently holds options, or previously held options the stated expiration date of which has not yet passed but that have expired in connection with the Option Holder's termination of employment with DWI or one of its subsidiaries, (all such options together, the "Stock Options") to purchase the common stock of DWI;

WHEREAS, DWI proposes to consummate a corporate reorganization (the "Reorganization") whereby DWI will distribute to its shareholders all of the stock of Delta Apparel, Inc. ("Delta Apparel") and all of the stock of Duck Head Apparel Company, Inc. ("Duck Head");

WHEREAS, to facilitate the Reorganization, DWI desires to have the Option Holder agree to certain modifications of the terms and conditions governing the Stock Options;

WHEREAS Option Holder hereby agrees to such modifications in return for new rights with respect to the Stock Options to which the Option Holder was not previously entitled;

NOW THEREFORE, in consideration of the mutual covenants and representations made herein, the parties agree as follows:

A.  AMENDMENT  OF  STOCK  OPTIONS.
    ------------------------------

1. VESTING AND EXERCISE. Any and all of the Stock Options that were not fully vested and exercisable immediately prior to the date of this Agreement are fully vested and exercisable as of June 14, 2000.

2. NO ADJUSTMENT FOR REORGANIZATION; LOSS OF ABILITY TO RECEIVE DELTA APPAREL AND DUCK HEAD STOCK. Notwithstanding any stock option grant letter or agreement, the terms of the Delta Woodside Industries, Inc. Stock Option Plan, or the terms of any other agreement or understanding, no adjustment shall be made on account of the Reorganization to the stock and other property that the Option Holder is entitled to receive upon the exercise of a Stock Option or to the exercise price of any Stock Option. Therefore, if the Option Holder exercises a Stock Option after the record date of the distribution by DWI to its shareholders of the stock of Delta Apparel and the stock of Duck Head (the "Record Date"), the exercise price of the Stock Option will be the same as before the Record Date, the Option Holder will not be entitled to receive any shares of the common stock of Delta Apparel or any shares of the common stock of Duck Head and the Option Holder shall be entitled to receive only the same number of shares of common stock of DWI that the Option Holder would have received if the Option Holder had exercised the Stock Option prior to the Reorganization.
     Assuming consummation of the Reorganization, if the Option Holder exercises a Stock Option on or prior to the Record Date, the Option Holder will be entitled to receive a distribution of Delta Apparel common stock, Duck Head common stock and/or cash for fractional shares with respect to the shares of DWI common stock acquired pursuant to such exercise on the same terms and conditions applicable to all other persons holding DWI common stock on the Record Date.


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3.  TERMINATION OF EMPLOYMENT SHALL NOT CAUSE OPTIONS TO EXPIRE. Notwithstanding
any stock option grant letter or agreement, the terms of the Delta Woodside Industries, Inc. Stock Option Plan, or the terms of any other agreement or understanding, (i) the Option Holder's termination of employment with DWI and its subsidiaries shall not cause the Stock Options to expire and (ii) if the Stock Options have already expired due solely to termination of the Option Holder's termination of employment with DWI or one of its subsidiaries, the Stock Options are hereby reinstated in accordance with the terms and conditions governing the Stock Options at the time that they expired (other than any terms providing that the Stock Options will expire as a result of, or within a certain time after, termination of the Option Holder's employment with DWI and its subsidiaries). The Stock Options shall expire only upon the date that their stated term expires or upon the occurrence of some other event (other than the termination of the Option Holder's employment with DWI or one of its subsidiaries) that causes the Stock Options to expire in accordance with the terms and conditions that govern them. No Stock Options shall be reinstated if their stated term has already expired.

4. AMENDMENT OF PLAN. Participant consents to any amendments to the Delta Woodside Industries, Inc. Stock Option Plan that are consistent with this Agreement.

5. OTHER TERMS REMAIN IN EFFECT. Except to the extent expressly provided by this Agreement, the Stock Options shall remain subject to all of the terms and conditions applicable to them immediately prior to the execution of this Agreement.

B.  OTHER  TERMS.
    -------------

1. REVIEW OF INFORMATION REGARDING THE REORGANIZATION AND ITS EFFECTS. Option Holder acknowledges that (i) Option Holder has had the opportunity to review recent financial statements of Delta Woodside Industries, Inc. reflecting the effects of the spin-off of Delta Apparel, Inc. and Duck Head Apparel Company, Inc. and (ii) Option Holder has had the opportunity to ask the management of Delta Woodside Industries, Inc. and its subsidiaries for any additional information that Option Holder desired in order to make a fully informed decision with respect to signing this Agreement and exercising Stock Options.

2. NO REPRESENTATIONS REGARDING TAX CONSEQUENCES. Neither DWI nor Delta Apparel nor Duck Head nor any other subsidiary or affiliate of DWI make any representation as to the tax consequences to the Option Holder of any decision the Option Holder may make regarding the exercise of any Stock Options. The Option Holder understands that he or she should consult with the Option Holder's personal tax advisor if the Option Holder wishes to receive any assurances regarding such tax consequences.

3. ENTIRE AGREEMENT; AMENDMENT. This Agreement is the entire agreement between the parties with respect to the subject matter addressed herein, and supersedes any prior or contemporaneous oral or written agreements or understandings with respect to such subject matter. This Agreement may not be amended except by written amendment duly executed by the party against whom such amendment is to be enforced.

4. GOVERNING LAW. This Agreement shall be governed by the law of South Carolina without regard to the application of the principles of conflicts of laws.

5. BINDING AGREEMENT. This Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, that Option Holder may not assign this Agreement without the prior written consent of the Company.

Executed  as  of  the  date  first  above  written.

 DELTA  WOODSIDE  INDUSTRIES,  INC.               OPTION  HOLDER


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By:__________________________________        __________________________________
Name:________________________________        Name:_____________________________
Title:_______________________________


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